UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT #1 TO FORM S-1
ON FORM S-1

SEC FILE NO: 333-152830

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEGEND MINING INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	75-3268988
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Legend Mining Inc.
2-46 DeZhennan Rd., Suite 403
Yuesiu District, Guangzhou
Guangdong Province, China
Telephone: 86-13268166474
(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc
2470 Saint Rose Parkway, Suite 304
Henderson, Nevada 89074
Telephone: 702-818-5898
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__|	Accelerated filer |__|
Non-accelerated filer |__|	Smaller reporting company |X|
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	2,850,000	$0.01 per share	$28,500	$3.05

(1)	Based on the last sales price on January 8, 2008
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated April 13, 2010

PROSPECTUS
Legend Mining Inc.
2,850,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is quoted for trading on the OTC Bulletin Board under symbol “LDMT”.
----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled "Risk Factors" on pages 7 and 8.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: April 13, 2010

Table of Contents

		PAGE
Summary		5
Risk Factors		7
-	If we do not obtain additional financing, our business will fail	7
-	Because we have not commenced business operations, we face a high risk of business failure	7
-	Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profitable operations in the future	8
-	Because our director owns 61.22% of our outstanding common stock, he could make or control corporate decisions that may be disadvantageous to other minority shareholders	8
-	Because our director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
-	A purchaser is purchasing a penny stock which limits their ability to sell the stock	8
Forward-Looking Statements		8
Use of Proceeds		8
Determination of Offering Price		8
Dilution		9
Selling Shareholders		9
Plan of Distribution		12
Description of Securities		13
Interests of Named Experts and Council		15
Description of Business		15
Description of Property		16
Legal Proceedings		16
Market for Common Equity and Related Shareholder Issues		16
Financial Statements		17
Management’s Discussion and Analysis		37
Changes in and Disagreements with Accountants		38
Available Information		38
Reports to Security Holders		39
Directors, Executive Officers, Promoters and Control Persons		39
Executive Compensation		39
Security Ownership of Certain Beneficial Owners and Management		40
Certain Relationships and Related Transactions		41
Disclosure of Commission Position of Indemnification for Securities Act Liablities		41

Summary

Prospective investors are urged to read this prospectus in its entirety.

We commenced operations as an exploration stage company.  On January 28, 2008, we entered into an agreement with Carman Wilcox of Imperial, Saskatchewan, wherein he granted us the sole and exclusive option to acquire a 100% interest in the Carman Wilcox property, which is located in Sections 4 and 9 of Township 52 and Range 15W2M, Saskatchewan. This agreement was subsequently amended on August 20, 2008. We purchased this Option from Mr. Wilcox for a cash payment of $7,500. In order to exercise this option and acquire these claims we needed to pay Mr. Carman Wilcox further cash payments totaling $245,000 as follows;

1.  $15,000 on or before March 31, 2009, provided however, Mr. Wilcox may at any time after October 31, 2008, on 48 hours notice, require said payment to be made forthwith;
2.  $25,000 on or before January 28, 2009; and
3.  $205,000 on or before January 28, 2010.

and incur $200,000 in exploration expenditures as follows:

1.  $50,000 on or before June 30, 2009; and
2.  $150,000 on or before September 30, 2009.

We were unable to keep the mineral claim in good standing due to lack of funding, and accordingly our interest in it has expired.

We are reviewing potential acquisitions in the resource and non-resource sectors.  However, there are no guarantees that we will be able to reach any agreement to acquire such assets.

Our plan of operation for the twelve months following the date of this annual report is to continue to review other potential acquisitions in the resource and non-resource sectors.  Currently, we are in the process of completing due diligence reviews of several business opportunities.  We expect that these reviews could cost us a total of $20,000 in the next 12 months.

As well, we anticipate spending an additional $20,000 on administrative fees, including fees we will incur in complying with reporting obligations.  Total expenditures over the next 12 months are therefore expected to be $40,000.

We do not currently have enough funds on hand to cover our anticipated expenses for the next 12 months.  We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock or from director loans.  However, we do not have any arrangements in place for any future equity financing.

We were incorporated on July 1, 2007 under the laws of the state of Nevada.  Our principal offices are located at 2-46 DeZhennan Rd. Suite 403, Yuesiu District, Guangzhou, Guangdong Province, China.  Our telephone number is 86-13268166474

The Offering:

Securities Being Offered	Up to 2,850,000 shares of common stock.

Offering Price	The selling shareholders will sell our shares at prevailing market prices quoted on the OTC Bulletin Board, or privately negotiated prices.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 2,850,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued	7,350,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	December 31, 2009	March 31, 2009
	(unaudited)	(audited)

Cash	$3,851	$16,454
Total Assets	$3,851	$16,454
Liabilities	$41,073	$38,149
Total Stockholders’ Equity	$(37,222)	$(21,695)

Statement of Operations

From Incorporation on
July 1, 2007 to December 31, 2009
(unaudited)

Revenue	$0
Net Loss	$(62,222)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete any acquisition of a business interest and fund its future development.  As of December 31, 2009, we had cash on hand of only $3,851.  We currently do not have any operations and we have no income.  We will require additional funds to review, acquire and develop business assets.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on July 1, 2007 and, to date, we have been involved primarily in organizational activities and the acquisition of a mineral property. We were unsuccessful in this initial business plan and are now seeking to acquire an interest in alternative assets. We may not be able to identify and acquire any interest in suitable business assets.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will fail.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $62,222. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing to meet our obligations, we will be insolvent and will cease business operations.

BECAUSE OUR SOLE DIRECTOR OWNS 61.22% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole director owns approximately 61.22% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president intends to devote 20% of his business time to our affairs. It is possible that the demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, our president may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,850,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.           1,600,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on December 17, 2007; and

2.           1,250,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on January 8, 2008.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares Owned Upon Completion of This Offering
Xin Min Chen #401-22 BeiJiao Road Tai Cheng Town, Tai Shan City Guangdong Province, China	400,000	400,000	Nil	Nil
Fei Qin Ruan Xin Zhai Chun Ruan Zhong Zu Shan Shu Xian, Yin Jiang City Gui Zhou Province, China	400,000	400,000	Nil	Nil
Xian Qiong Fei Yun Feng Chun, Yun Tai Zhen Chang Shou Xian, Chong Qing SiChuan Province, China	400,000	400,000	Nil	Nil
Ju Shen Qi Fu Yuan Chun Wu Zu Nan Hai Town, Song Zi City Hu Bei Province, China	400,000	400,000	Nil	Nil
Jia Liu #107-Flat 22, No 2 Qu, Ba Ling Shi Hua Qin Po, Yun Xi District, Yue Yang City Hu Nan Province, China	50,000	50,000	Nil	Nil
Xia Gao He Pin Chun Zhu Jia Xiang Kou Zu, Mao Chang Town, Zhi Jin City Gui Zhou Province, China	50,000	50,000	Nil	Nil
San Hong Chen Guan Shan Chun Qi Zu, Heng Gou Qiao Town, Xian An District, Xian Ning City Hu Bei Province, China	50,000	50,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares Owned Upon Completion of This Offering
Ling Chen No 23 Yan He Road, Pu Ji Town, Jiang Ling District, Jin Sha City Hu Bei Province, China	50,000	50,000	Nil	Nil
Xiao Li Tang Dong Fang Xu Lian Chun, Sha Tang Town, Kai Pin City Guangdong Province, China	50,000	50,000	Nil	Nil
Chun Lin Li Hong Yao Chun Wu Zu, Nan Bei Town, Shi Men City Hu Nan Province, China	50,000	50,000	Nil	Nil
Fang Lan Dong Hou Chuan Gou Chun, An Yuan Town, Gan Gu City Gan Su Province, China	50,000	50,000	Nil	Nil
Dong Xiang Mi Niu Xi Village Er Zu, Tong Xi He Xiang, Xu Pu City Hu Nan Province, China	50,000	50,000	Nil	Nil
Fang Xiang Yin Ding Zhai Village Qi She, Yun Tan Xiang, Tong Jiang City SiChuan Province, China	50,000	50,000	Nil	Nil
Feng Qun Chen Mei Shan Chun Xin Wu Wan Village Min Zu, Zu Ci Town, Tao Jiang City Hu Nan Province, China	50,000	50,000	Nil	Nil
Chun Hua Yang Niu Xi Village San Zu, Tong Xi He Xiang, Xu Pu City Hu Nan Province, China	50,000	50,000	Nil	Nil
Xiao Mei Yang No. 292 Tu Ba Xiang, Wu Long City SiChuan Province, China	50,000	50,000	Nil	Nil
Li Wang Jiao Ju Wei Hui, Dong Ba Cheng, Shi Zhong District, Guang Yuan City SiChuan Province, China	50,000	50,000	Nil	Nil
Guang Tao Huang Luo Shui Pin Village San Zu, Hua Pin Xiang, Jian Shi City Hu Bei Province, China	50,000	50,000	Nil	Nil
De Qiong Zhang Wu Ling Village Ba Zu, Tong Xian Town, An Yue City SiChuan Province, China	50,000	50,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares Owned Upon Completion of This Offering
Jian Qin Xiao Chai Pin Chun Liu Zu, Wei Xin Town, Yun Lian City SiChuan Province, China	50,000	50,000	Nil	Nil
Yi Ling Chen No 1-80 Gao Guan Chun, Shang Chuan Town, Tai Shan City Guangdong Province, China	50,000	50,000	Nil	Nil
Ai Lin Long Hu Yan Chun, Shui Dong Di Town, Lian Yuan City Hu Nan Province, China	50,000	50,000	Nil	Nil
Yang Liu No 28 Di Yi Chun Min Xiao Zu, Xin Tian Village, Shang Mei Town, Xin Hua City Hu Nan Province, China	50,000	50,000	Nil	Nil
Yan Yang He Jia Pu Chun Qi Zu, An Chang Xiang, An Xiang City Hu Nan Province, China	50,000	50,000	Nil	Nil
De Hui Zeng Yuan Jing Yan Chun Qi Zu, Xin Nin Town, Kai Jiang City SiChuan Province, China	50,000	50,000	Nil	Nil
Pei Ying Ou Zhu Shan Cun Wei Li Ba Cun, Yuan Tou Town, Pin Le City Guang Xi Province, China	50,000	50,000	Nil	Nil
Xiao Hong Huang Li Jia Zu 009, Zhou Tou Village, Ku Teng Pu Xiang, Yuan Ling City Hu Nan Province, China	50,000	50,000	Nil	Nil
Xiao Hua Lin No 10 Mu Pin Cun, He Min Cun Wei Hui, Shi Wang Town, Yang Chun City Guangdong Province, China	50,000	50,000	Nil	Nil
Jun Zhang No 58 Qou Ba Road, Ba Zhou Town, Ba Zhou District, Ba Zhong City SiChuan Province, China	50,000	50,000	Nil	Nil

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 7,350,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)      has had a material relationship with us other than as a shareholder at any time within the past three years;
(2)      has ever been one of our officers or directors; or
(3)      has the right to acquire any shares with sixty days from options, warrants, rights, conversion privileges, or similar obligations.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or at privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
*	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
*	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
*	contains a toll-free telephone number for inquiries on disciplinary actions;
*	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
*	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

*	bid and offer quotations for the penny stock;
*	the compensation of the broker-dealer and its salesperson in the transaction;
*	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
*	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at par value of $0.001 per share.

Common Stock

As of April 13, 2010, there were 7,350,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Marquis & Aurbach, Attorneys At Law, of 10001 Park Run Drive, Las Vegas, Nevada, have provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Seale and Beers, CPAs to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

We commenced operations as an exploration stage company.  On January 28, 2008, we entered into an agreement with Carman Wilcox of Imperial, Saskatchewan, wherein he granted us the sole and exclusive option to acquire a 100% interest in the Carman Wilcox property, which is located in Sections 4 and 9 of Township 52 and Range 15W2M, Saskatchewan. This agreement was subsequently amended on August 20, 2008. We purchased this Option from Mr. Wilcox for a cash payment of $7,500. In order to exercise this option and acquire these claims we needed to pay Mr. Carman Wilcox further cash payments totaling $245,000 as follows;

1.  $15,000 on or before March 31, 2009, provided however, Mr. Wilcox may at any time after October 31, 2008, on 48 hours notice, require said payment to be made forthwith;
2.  $25,000 on or before January 28, 2009; and
3.  $205,000 on or before January 28, 2010.

and incur $200,000 in exploration expenditures as follows:

1.  $50,000 on or before June 30, 2009; and
2.  $150,000 on or before September 30, 2009.

We were unable to keep the mineral claim in good standing due to lack of funding, and accordingly our interest in it has expired.

We are reviewing potential acquisitions in the resource and non-resource sectors.  However, there are no guarantees that we will be able to reach any agreement to acquire such assets.

Our plan of operation for the twelve months following the date of this annual report is to continue to review other potential acquisitions in the resource and non-resource sectors.  Currently, we are in the process of completing due diligence reviews of several business opportunities.  We expect that these reviews could cost us a total of $20,000 in the next 12 months.

As well, we anticipate spending an additional $20,000 on administrative fees, including fees we will incur in complying with reporting obligations.  Total expenditures over the next 12 months are therefore expected to be $40,000.

We do not currently have enough funds on hand to cover our anticipated expenses for the next 12 months.  We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock or from director loans.  However, we do not have any arrangements in place for any future equity financing.

Employees

We have no employees as of the date of this prospectus other than our one director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Description of Property

We do not own or lease any property.

Legal Proceedings

We are currently not party to any legal proceedings.  Our address for service of process in Nevada is 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

While our shares are quoted for trading on the OTC Bulletin Board under the symbol “LDMT”, there is no liquid market for our stock.  We cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 30 registered shareholders.

Rule 144 Shares

A total of 4,500,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 12,000 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. The resale provisions of Rule 144 do not apply to securities issuers with no or nominal operations and no or nominal non-cash assets.

As of the date of this prospectus, persons who are our affiliates hold 1,200,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period to March 31, 2009 including:

	a.	Balance Sheets;
	b.	Statements of Operations;
	c.	Statements of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

3.	Unaudited financial statements for the period ending December 31, 2009 including:

	a.	Balance Sheets;
	b.	Statements of Operations;
	c.	Statements of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

Legend Mining Inc.

(An Exploration Stage Company)

Financial Statements

March 31, 2009 and 2008

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Legend Mining Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Legend Mining Inc. (An Exploration Stage Company) as of March 31, 2009 and March 31, 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended March 31, 2009, and since inception on July 1, 2007 through March 31, 2008, and since inception on July 1, 2007 through March 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legend Mining Inc. (An Exploration Stage Company) as of March 31, 2009, and since inception on July 1, 2007 through March 31, 2008, and since inception on July 1, 2007 through March 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended March 31, 2009, and since inception on July 1, 2007 through March 31, 2008, and since inception on July 1, 2007 through March 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred losses since inception resulting in an accumulated deficit of $46,695 as at March 31, 2009, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPA

Seale and Beers, CPAs
Las Vegas, Nevada
February 16, 2010

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

LEGEND MINING INC.
(An Exploration Stage Company)
Balance Sheets

Assets
	March 31,	March 31,
	2009	2008
	(Restated)
Current Assets
Cash	$16,454	17,467
Total Assets	$16,454	17,467

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$13,149	1,050
Notes Payable (Note 6)	25,000	-
Total Current Liabilities	38,149	1,050

Stockholders' Equity
Capital stock
Authorized: 75,000,000 common shares with a par value of $0.001
Issued and outstanding:
7,350,000 common shares	7,350	7,350
Additional paid-in-capital	17,650	17,650
Deficit accumulated during the exploration stage	(46,695)	(8,583)
Total stockholders' equity	(21,695)	16,417
Total liabilities and stockholders' equity	$16,454	17,467

Nature and continuance of operations (Note 1)

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statements of Operations

	For the year ended March 31, 2009	From July 1, 2007 (Inception) to March 31, 2008	From July 1, 2007 (Inception) to March 31, 2009
	(Restated)		(Restated)
Mineral properties	4,728	7,500	12,228
General and Administrative	33,009	1,083	34,092
Loss from operations	$37,737	$8,583	$46,320
Other income / expense
Interest expense	375		375
Loss before income taxes	$38,112	$8,583	$46,695
Provision for income taxes	-	-	-
Net loss	$38,112	$8,583	$46,695

Loss per share - Basic and diluted	$(0.01)	$(0.00)
Weighted Average Number of Common Shares Outstanding	7,350,000	2,974,630

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statements of Stockholders' Equity

	Number of Common Shares	Par Value	Additional Paid-in- Capital	Deficit accumulated During the exploration stage	Total Stockholders Equity

Balance, July 1, 2007	-	$-	$-	$-	$-
November 28, 2007
Subscribed for cash at $0.001	4,500,000	4,500	-	-	4,500
December 18, 2007				-
Subscribed for cash at $0.005	1,600,000	1,600	6,400	-	8,000
January 18, 2008				-
Subscribed for cash at $0.01	1,250,000	1,250	11,250		12,500
Net loss (Restated)				(8,583)	(8,583)
Balance, March 31, 2008	7,350,000	$7,350	$17,650	$(8,583)	$16,417
Net loss				(38,112)	(38,112)
Balance, March 31, 2009	7,350,000	$7,350	$17,650	$(46,695)	$(21,695)

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statements of Cash Flows

	For year ended March 31, 2009	From July 1, 2007 (Inception) to March 31, 2008	From July 1, 2007 (Inception) to March 31, 2009
	(Restated)		(Restated)
Operating activities
Net loss	$(38,112)	$(8,583)	$(46,695)
Adjustments to reconcile net loss to net cash
Accounts payable and accrued liabilities	12,099	1,050	13,149
Net cash used in operations	(26,013)	(7,533)	(33,546)

Financing activities
Loans from related party	25,000		25,000
Shares subscribed for cash		25,000	25,000
Net cash provided by financing activities	25,000	25,000	50,000

Net increase (decrease) in cash	(1,013)	17,467	16,454

Cash beginning	17,467	-	-
Cash (overdraft) ending	$16,454	$17,467	$16,454

Supplemental cash flow information:

Cash paid for:
Interest		-	-
Taxes		-	-

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2009 and March 31, 2008

1.  NATURE AND CONTINUANCE OF OPERATIONS

LEGEND MINING INC. (the “Company”) was incorporated under the laws of State of Nevada, U.S. on July 1, 2007, with an authorized capital of 75,000,000 common shares with a par value of $0.001.  The Company's year end is the end of March.  The Company is in the exploration stage of its resource business.  During the period from July 1, 2007 (inception) to March 31, 2009, the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of Saskatchewan, Canada.  The Company has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $46,695 as at March 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

Mineral Interests

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified.  To date the Company has not established any proven or probable reserves on its mineral properties.  The Company has adopted the provisions of SFAS No. 143 “Accounting for Asset Retirement Obligations” which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at March 31, 2009, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2009 and March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Advertising Costs

The Company expenses advertising costs as incurred. No advertising expense was charged to operations for the period from inception on July 1, 2007 through March 31, 2008, and the year ended March 31, 2009.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At March 31, 2008, and at March 31, 2009, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2009 and March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”, which replaced SFAS No. 123, “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees”. In January 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment”, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended October 31, 2006. The Company did not record any compensation expense for the period ended January 31, 2007 because there were no stock options outstanding prior to the adoption or at March 31, 2009.

Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards and their effect on the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-03 (ASU 2010-03), Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures.  This amendment to Topic 932 has improved the reserve estimation and disclosure requirements by (1) updating the reserve estimation requirements for changes in practice and technology that have occurred over the last several decades and (2) expanding the disclosure requirements for equity method investments.  This is effective for annual reporting periods ending on or after December 31, 2009.  However, an entity that becomes

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2009 and March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

subject to the disclosures because of the change to the definition oil- and gas- producing activities may elect to provide those disclosures in annual periods beginning after December 31, 2009.  Early adoption is not permitted.  The Company does not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary.  This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.  This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.  (See EITF 09-1 effective date below)
In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  This update changed the accounting model for revenue arrangements that include both tangible products and software elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  This update addressed the accounting for multiple-deliverable arrangements to

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2009 and March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP.  This amendment has eliminated that residual method of allocation.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).  This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent).  It is effective for interim and annual periods ending after December 15, 2009.  Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance” (“EITF 09-1”).  The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender.  An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors.  EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009.   Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope.  Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009.  The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”).  Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative US GAAP to be applied by nongovernmental entities.

Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

 In June 2009, the FASB issued SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”).   SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R).  SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2009 and March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, (ASC Topic 860) “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2009, the FASB issued SFAS No. 164, (ASC Topic 810) “Not-for-Profit Entities: Mergers and Acquisitions – including an amendment of FASB Statement No. 142” (“SFAS 164”). The provisions of SFAS 164 provide guidance on accounting for a combination of not-for-profit entities either via merger or acquisition.  SFAS 164 is effective for mergers occurring on or after the beginning of an initial reporting period beginning on or after December 15, 2009 and acquisitions occurring on or after the beginning of the first annual reporting period beginning on or after December 15, 2009. The Company does not expect the provisions of SFAS 164 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. 141 (revised 2007) (ASC Topic 805), Business Combinations, and Statement of Financial Accounting Standards No. 160 (ASC Topic 810), Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140 (ASC Topic 860), “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (ASC Topic 810) (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51 (ASC Topic 810),” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

3.  MINERAL INTERESTS

On January 28, 2008, the Company entered into a mineral property option Agreement.  The Company was granted the sole and exclusive right to acquire up to a 100% undivided interest in mineral claim located in the Township 52, Range 15, W2M, Sections 4 and 9, in the Province of Saskatchewan, with tenure number S-14260.  The Company shall pay

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2009 and March 31, 2008

$7,500 on the Agreement date (paid), shall pay $15,000 on or before September 30, 2008 (subsequently amended to March 31, 2009 (See Note 6)), and $25,000 on or before the second anniversary of this Agreement, shall pay $205,000 on or before the third anniversary of this Agreement, and shall incur $50,000 in Expenditures on the Property by September 30, 2008 (subsequently amended to June 30, 2009 (See Note 6)) and $150,000 by September 30, 2009, for a total of $200,000.

The Company decided not to maintain the mineral property option and failed to make the payment due on March 31, 2009. The option therefore expired on March 31, 2009.

4.  COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the period from July 1, 2007 (inception) to March 31, 2008, the Company issued 7,350,000 shares of common stock for total cash proceeds of $25,000. No share was issued for the year ended March 31, 2009. At March 31, 2009, there were no outstanding stock options or warrants.

5.  INCOME TAXES

As of March 31, 2009, the Company had net operating loss carry forwards of approximately $46,695 that may be available to reduce future years' taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

6.  NOTES PAYABLE

On December 23, 2008, the Company was granted a loan of $25,000 to the Company. The loan is interest bearing at 6% per annum and payable upon demand. Interest accrued as of March 31, 2009 is $375.

7. RESTATED FINANCIAL STATEMENTS

The Company has restated its financial statements as of and for the year ended March 31, 2009 to reflect the unrecorded liability of $10,000. This restatement resulted in an additional expense of $10,000 being recorded in 2009. The Company’s summarized financial statements comparing the restated financial statements to those originally filed are as follows:

Balance Sheets

Assets
	Restated	Original

Current Assets
Cash	$16,454	16,454
Total Assets	$16,454	16,454

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$13,149	3,149
Notes Payable (Note 6)	25,000	25,000
Total Current Liabilities	38,149	28,149

Stockholders' Equity
Capital stock
Authorized: 75,000,000 common shares with a par value of $0.001
Issued and outstanding:
7,350,000 common shares	7,350	7,350
Additional paid-in-capital	17,650	17,650
Deficit accumulated during the exploration stage	(46,695)	(36,695)
Total stockholders' equity	(21,695)	(11,695)
Total liabilities and stockholders' equity	$16,454	16,454

Statements of Operations

	Restated	Original

Mineral properties	4,728	4,728
General and Administrative	33,009	23,009
Loss from operations	$37,737	$27,737
Other income / expense
Interest expense	375	375
Loss before income taxes	$38,112	$28,112
Provision for income taxes	-	-
Net loss	$38,112	$28,112

Loss per share - Basic and diluted	$(0.00)	$(0.00)
Weighted Average Number of Common Shares Outstanding	7,350,000	7,350,000

LEGEND MINING INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

December 31, 2009

(Unaudited)

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS’ EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

LEGEND MINING INC.
(An Exploration Stage Company)
Balance Sheets (Unaudited)

Assets
	December 31,	March 31,
	2009	2009
		(Restated)
Current Assets
Cash	$3,851	16,454
Total Assets	$3,851	16,454

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$3,402	13,149
Notes Payable (Note 6)	37,671	25,000
Total Current Liabilities	41,073	38,149

Stockholders' Equity
Capital stock
Authorized: 75,000,000 common shares with a par value of $0.001
Issued and outstanding:
7,350,000 common shares	7,350	7,350
Additional paid-in-capital	17,650	17,650
Deficit accumulated during the exploration stage	(62,222)	(46,695)
Total stockholders' equity	(37,222)	(21,695)
Total liabilities and stockholders' equity	$3,851	16,454

Nature and continuance of operations (Note 1)

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statements of Operations (Unaudited)

	For three months ended December 31, 2009	For three months ended December 31, 2008	For nine months ended December 31, 2009	For nine months ended December 31, 2008	From July 1, 2007 (Inception) to December 31, 2009
			(Restated)		(Restated)
Bank charges and interest	$64	$86	$234	$162	$460
Mineral properties	-	4,728	-	4,728	12,228
Professional fees	5,802	8,028	13,997	18,110	47,863
Loss from operations	$5,866	$12,842	$14,231	$23,000	$60,551
Interest expenses	546	-	1,296	-	1,671
Loss before income taxes	6,412	$12,842	15,527	$23,000	62,222
Provision for income taxes	-	-	-	-	-
Net loss	$(6,412)	$(12,842)	$(15,527)	$(23,000)	$(62,222)

Loss per share - Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Weighted Average Number of Common Shares Outstanding	7,350,000	7,350,000	7,350,000	7,350,000

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statements of Stockholders' Equity (Unaudited)

	Number of Common Shares	Par Value	Additional Paid-in- Capital	Total Capital Stock	Deficit accumulated During the exploration stage	Total

Balance, July 1, 2007	-	$-	$-	$-	$-	$-
November 28, 2007
Subscribed for cash at $0.001	4,500,000	4,500	-	4,500	-	4,500
December 18, 2007					-
Subscribed for cash at $0.005	1,600,000	1,600	6,400	8,000	-	8,000
January 18, 2008					-
Subscribed for cash at $0.01	1,250,000	1,250	11,250	12,500		12,500
Net loss					(8,583)	(8,583)
Balance, March 31, 2008	7,350,000	$7,350	$17,650	$25,000	$(8,583)	$16,417
Net loss					(38,112)	(38,112)
Balance, March 31, 2009	7,350,000	$7,350	$17,650	$25,000	$(46,695)	$(21,695)
Net loss					(15,527)	(15,527)
Balance, December 31, 2009	7,350,000	$7,350	$17,650	$25,000	$(62,222)	$(37,222)

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statements of Cash Flows (Unaudited)

	For nine months ended December 31, 2009	For nine months ended December 31, 2008	From July 1, 2007 (Inception) to December 31, 2009
	(Restated)		(Restated)
Operating activities
Net loss	$(15,527)	$(23,000)	$(62,222)
Adjustments to reconcile net loss to net cash
Accounts payable and accrued liabilities	(9,747)	(190)	3,402
Net cash used in operations	(25,274)	(23,190)	(58,820)

Financing activities
Loans from related party	12,671	25,000	37,671
Shares subscribed for cash	-		25,000
Net cash provided by financing activities	12,671	25,000	62,671

Net increase (decrease) in cash	(12,603)	1,810	3,851

Cash beginning	16,454	17,467	-
Cash (overdraft) ending	$3,851	$19,277	$3,851

Supplemental cash flow information:

Cash paid for:
Interest		-	-
Taxes		-	-

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
December 31, 2009

1.  NATURE AND CONTINUANCE OF OPERATIONS

LEGEND MINING INC. (the “Company”) was incorporated under the laws of State of Nevada, U.S. on July 1, 2007, with an authorized capital of 75,000,000 common shares with a par value of $0.001.  The Company's year end is March 31.  The Company is in the exploration stage of its resource business.  During the period from July 1, 2007 (inception) to December 31, 2009, the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of Saskatchewan, Canada.  The Company has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $62,222 as at December 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

Mineral Interests

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified.  To date the Company has not established any proven or probable reserves on its mineral properties.  The Company has adopted the provisions of ASC 410 “Accounting for Asset Retirement Obligations” which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at December 31, 2009, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
December 31, 2009

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with ASC 830, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Advertising Costs

The Company expenses advertising costs as incurred. No advertising expense was charged to operations for the period from inception on July 1, 2007 through December 31, 2009.

Revenue Recognition

The Company has no current source of revenue, therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
December 31, 2009

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

At December 31, 2009, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Stock-based Compensation

In December 2004, the FASB issued ASC 718, “Share-Based Payment”, which replaced SFAS No. 123, “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees”. In January 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment”, which provides supplemental implementation guidance for ASC718. ASC718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. ASC718 was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement ASC 718 at the beginning of their next fiscal year, instead of the next reporting period as required by ASC 718. The pro-forma disclosures previously permitted under ASC 718 no longer will be an alternative to financial statement recognition. Under ASC 718, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of ASC 718, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of ASC 718 for the year ended October 31, 2006. The Company did not record any compensation expense for the period ended January 31, 2007 because there were no stock options outstanding prior to the adoption or at December 31, 2009.

Recent Accounting Pronouncements

Effective July 1, 2009, the Company adopted the Financial Accounting Standard Board (FASB) Accounting Standards Codification, the Hierarchy of Generally Accepted Accounting Principles (ASC 105) (the “Codification”).  The Codification is the single source of authoritative nongovernmental US accounting and reporting standards, superseding existing FASB, AICPA, EITF and related literature.  The Codification eliminates the hierarchy of generally accepted accounting standards (“GAAP”) and establishes one level of

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
December 31, 2009

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

authoritative GAAP.  All other literature is considered non-authoritative.  The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009, which for the Company is September 30, 2009.  There was no change to the Company’s financial statements upon adoption.  All accounting references have been updated.  FASB references have been replaced with Accounting Standard Codification (“ASC”) references.

In May 2009, the FASB issued ASC 855, Subsequent Events.  ASC 855 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued.  ASC 855 is effective for interim and annual periods ending after June 15, 2009 and shall be applied prospectively.  The Company adopted this standard effective April 1, 2009. Subsequent events have been evaluated through February,2010, the date the interim financial statements for the nine months ended December 31, 2009 were issued.

3.  MINERAL INTERESTS

On January 28, 2008, the Company entered into a mineral property option Agreement.  The Company was granted the sole and exclusive right to acquire up to a 100% undivided interest in mineral claim located in the Township 52, Range 15, W2M, Sections 4 and 9, in the Province of Saskatchewan, with tenure number S-14260.  The Company shall pay $7,500 on the Agreement date (paid), shall pay $15,000 on or before September 30, 2008 (subsequently amended to March 31, 2009 (See Note 6)), and $25,000 on or before the second anniversary of this Agreement, shall pay $205,000 on or before the third anniversary of this Agreement, and shall incur $50,000 in Expenditures on the Property by September 30, 2008 (subsequently amended to June 30, 2009 (See Note 6)) and $150,000 by September 30, 2009, for a total of $200,000.

The Company decided not to maintain the mineral property option and failed to make the payment due on March 31, 2009. The option therefore expired on March 31, 2009.

4.  COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the period from July 1, 2007 (inception) to March 31, 2008, the Company issued 7,350,000 shares of common stock for total cash proceeds of $25,000. No share was issued for the year ended March 31, 2009 and nine months ended December 31, 2009. At December 31, 2009, there were no outstanding stock options or warrants.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
December 31, 2009

5.  INCOME TAXES

As of December 31, 2009, the Company had net operating loss carry forwards of approximately $62,222 that may be available to reduce future years' taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

6.  NOTES PAYABLE

On December 23, 2008, the Company was granted a loan of $25,000 to the Company. The loan is interest bearing at 6% per annum and payable upon demand. Interest accrued as of December 31, 2009 is $1,533.

On July 31, 2009, the Company was granted a loan of $5,000 to the Company. The loan is interest bearing at 6% per annum and payable upon demand. Interest accrued as of December 31, 2009 is $125.

On December 18, 2009, the Company was granted a loan of $6,000 to the Company. The loan is interest bearing at 6% per annum and payable upon demand. Interest accrued as of December 31, 2009 is $13.

7. RESTATED FINANCIAL STATEMENTS

The Company has restated its financial statements as of and for the year ended March 31, 2009 to reflect the unrecorded liability of $10,000. This restatement resulted in an additional expense of $10,000 being recorded in 2009. The Company’s summarized financial statements comparing the restated financial statements to those originally filed are as follows:

Balance Sheets

Assets
	Restated	Orginal

Current Assets
Cash	$16,454	16,454
Total Assets	$16,454	16,454

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$13,149	3,149
Notes Payable	25,000	-
Loans from related party	-	25,000
Total Current Liabilities	38,149	28,149

Stockholders' Equity
Capital stock
Authorized: 75,000,000 common shares with a par value of $0.001
Issued and outstanding:
7,350,000 common shares	7,350	7,350
Additional paid-in-capital	17,650	17,650
Deficit accumulated during the exploration stage	(46,695)	(36,695)
Total stockholders' equity	(21,695)	(11,695)
Total liabilities and stockholders' equity	$16,454	16,454

Statements of Operations

	Restated	Original

Mineral properties	4,728	4,728
General and Administrative	33,009	23,009
Loss from operations	$37,737	$27,737
Other income / expense
Interest expense	375	375
Loss before income taxes	$38,112	$28,112
Provision for income taxes	-	-
Net loss	$38,112	$28,112

Loss per share - Basic and diluted	$(0.00)	$(0.00)
Weighted Average Number of Common Shares Outstanding	7,350,000	7,350,000

Management’s Discussion and Analysis

Plan of Operation

We commenced operations as an exploration stage company.  On January 28, 2008, we entered into an agreement with Carman Wilcox of Imperial, Saskatchewan, wherein he granted us the sole and exclusive option to acquire a 100% interest in the Carman Wilcox property, which is located in Sections 4 and 9 of Township 52 and Range 15W2M, Saskatchewan. This agreement was subsequently amended on August 20, 2008. We purchased this Option from Mr. Wilcox for a cash payment of $7,500. In order to exercise this option and acquire these claims we needed to pay Mr. Carman Wilcox further cash payments totaling $245,000 as follows;

1.  $15,000 on or before March 31, 2009, provided however, Mr. Wilcox may at any time after October 31, 2008, on 48 hours notice, require said payment to be made forthwith;
2.  $25,000 on or before January 28, 2009; and
3.  $205,000 on or before January 28, 2010.

and incur $200,000 in exploration expenditures as follows:

1.  $50,000 on or before June 30, 2009; and
2.  $150,000 on or before September 30, 2009.

We were unable to keep the mineral claim in good standing due to lack of funding, and accordingly our interest in it has expired.

We are reviewing potential acquisitions in the resource and non-resource sectors.  However, there are no guarantees that we will be able to reach any agreement to acquire such assets.

Our plan of operation for the twelve months following the date of this annual report is to continue to review other potential acquisitions in the resource and non-resource sectors.  Currently, we are in the process of completing due diligence reviews of several business opportunities.  We expect that these reviews could cost us a total of $20,000 in the next 12 months.

As well, we anticipate spending an additional $20,000 on administrative fees, including fees we will incur in complying with reporting obligations.  Total expenditures over the next 12 months are therefore expected to be $40,000.

We do not currently have enough funds on hand to cover our anticipated expenses for the next 12 months.  We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock or from director loans. However, we do not have any arrangements in place for any future equity financing.

Results of Operations for the Three-Month Period Ended December 31, 2009

We did not earn any revenues during the three-month period ended December 31, 2009.

We incurred operating expenses in the amount of $6,412 for the three-month period ended December 31, 2009. These operating expenses were comprised of bank and interest charges of $64, interest expense of $546, and professional fees of $5,802.

Results of Operations for the Three-Month Period Ended December 31, 2008

We did not earn any revenues during the three-month period ended December 31, 2008.

We incurred operating expenses in the amount of $12,842 for the three-month period ended December 31, 2008. These operating expenses were comprised of bank and interest charges of $86, expenses related to the mineral property of $4,728, and professional fees of $8,028.

Results of Operations for the Nine-Month Period Ended December 31, 2009

We did not earn any revenues during the nine-month period ended December 31, 2009.

We incurred operating expenses in the amount of $15,527 for the nine-month period ended December 31, 2009. These operating expenses were comprised of bank and interest charges of $234, interest expense of $1,296, and professional fees of $13,997.

Results of Operations for the Nine-Month Period Ended December 31, 2008

We did not earn any revenues during the nine-month period ended December 31, 2008.

We incurred operating expenses in the amount of $23,000 for the nine-month period ended December 31, 2008. These operating expenses were comprised of bank and interest charges of $162, expenses related to the mineral property of $4,728, and professional fees of $18,110.

Results of Operations from July 1, 2007 (inception) to December 31, 2009

No revenues were earned during this period.

We incurred operating expenses in the amount of $62,222 during this period. These operating expenses were comprised of bank and interest charges of $460, professional fees of $47,863, interest expenses of $1,671, and expenses related to the mineral property of $12,228.

We have not attained profitable operations and are dependent upon obtaining financing to pursue further activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements With Accountants

On August 3, 2009, the Board of Directors of the Registrant dismissed Moore & Associates, Chartered, its independent registered public account firm. On October 14, 2009, the accounting firm of Seale and Beers, CPAs was engaged as the Registrant’s new independent registered public account firm. The Board of Directors of the Registrant approved of the dismissal of Moore & Associates Chartered and the engagement of Seale and Beers, CPAs as its independent auditor. None of the reports of Moore & Associates Chartered on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant requested that Moore and Associates, Chartered furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Moore and Associates, Chartered declined to provide this letter.

Other than the foregoing there have been no changes in and disagreements with our accountants on accounting and financial disclosure from the inception of our company through to the date of this Report.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.

Since the effectiveness of our registration statement on September 10, 2008, we have filed reports with the Securities and Exchange Commission, including annual reports on Form 10-K, interim reports on Form 10-Q, and current reports on Form 8-K.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Tao Chen	36

Executive Officers:

Name of Officer	Age	Office
Tao Chen	36	President, Chief Executive Officer, Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Chen has acted as our sole director and officer since July 21, 2007. For the past 5 years, Mr. Chen has worked as a General Manager for Guang Zhou Peace Gift Co., Ltd in the gifts export business. Mr. Chen intends to devote approximately 20% of his business time to our affairs. Mr. Chen does not have any technical experience in the mineral exploration property business sector.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on April 4, 2006 to January 31, 2009 and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Tao Chen President, CEO, Secretary, Treasurer and a director	2008	None	None	None	None	None	None	None	None
	2009	None	None	None	None	None	None	None	None
Yong Qiao Zhang President, CEO, Secretary, Treasurer and a director	2008	None	None	None	None	None	None	None	None

Mr. Tao Chen was appointed as President, CEO, Secretary, Treasurer, and a Director on July 21, 2007.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Tao Chen. We do not pay him any amount for acting as a director.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at May 11, 2009. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of	Name and address	beneficial	Percent
Class	of beneficial owner	ownership	of class

Common Stock	Tao Chen	4,500,000	61.22%
	President, Chief	Shares
	Executive Officer,
	Secretary, Treasurer
	and Director
	No.2 Jiu Qu Jing Rd.,
	Team 2, Jin Pen Village
	Zhong Lui Tan Town
	Bai Yun District
	Guangzhou, China

Common	All Officers and Directors	4,500,000	61.22%

The percent of class is based on 7,350,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or is in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;

* Any person proposed as a nominee for election as a director;

* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

* Our sole promoter, Tao Chen

* Any relative or spouse of any of the foregoing persons who has the same house as such person;

* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.05
Transfer Agent Fees	$3,000.00
Accounting fees and expenses	$500.00
Legal fees and expenses	$3,000.00
Edgar filing fees	$500.00

Total	$7,003,05

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 4,500,000 shares of our common stock to Tao Chen on October 31, 2007. Mr. Chen is our president, chief executive officer, treasurer, secretary and a director. He acquired these 4,500,000 shares at a price of $0.001 per share for total proceeds to us of $4,500.00.  These shares were issued pursuant to Regulation S of the Securities Act.  Appropriate legends were affixed to the stock certificates representing these shares.

In connection with this issuance, Mr. Chen was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

We completed an offering of 800,000 shares of our common stock at a price of $0.005 per share to the following four purchasers on December 17, 2007:

Name of Subscriber	Number of Shares
Xin Min Chen	400,000
Fei Qin Ruan	400,000
Xian Qiong Fei	400,000
Ju Shen	400,000

The total amount received from this offering was $4,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,250,000 shares of our common stock at a price of $0.01 per share to the following 25 purchasers on January 8, 2008:

Name of Subscriber	Number of Shares

Jia Liu	50,000
Xia Gao	50,000
San Hong Chen	50,000
Ling Chen	50,000
Xiao Li Tang	50,000
Chun Lin Li	50,000
Fang Lan Dong	50,000
Dong Xiang Mi	50,000
Fang Xiang	50,000
Feng Qun Chen	50,000
Chun Hua Yang	50,000
Xiao Mei Yang	50,000
Li Wang	50,000
Guang Tao Huang	50,000
De Qiong Zhang	50,000
Jian Qin Xiao	50,000
Yi Ling Chen	50,000
Ai Lin Long	50,000
Yang Liu	50,000
Yan Yang	50,000
De Hui Zeng	50,000
Pei Ying Ou	50,000
Xiao Hong Huang	50,000
Xiao Hua Lin	50,000
Jun Zhang	50,000

The total amount received from this offering was $12,500. We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description

3.1*	Articles of Incorporation
3.2*	By-Laws
5.1*	Legal opinion
23.1	Consent of Seale and Beers, CPAs

* previously filed as exhibits to our registration statement on Form S-1

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.
Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gaungzhou, Province of Guangdong, China, on April 13, 2010

Legend Mining Inc.

By:/s/ Tao Chen
Tao Chen
President, Chief Executive Officer,
Secretary, Treasurer, principal
accounting officer, principal
financial officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Tao Chen	President, Chief Executive	April 13, 2010
Officer, Secretary, Treasurer,
Tao Chen	principal accounting officer,
principal financial officer
and Director